Exhibit 99.1

NETSCOUT Reports Second Quarter Fiscal Year 2027 Financial Results

Delivers Second Quarter Results in Line with Expectations;

Reaffirms Full Year Outlook

WESTFORD, Mass.– NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of network observability, AIOps, carrier service assurance, cybersecurity, and DDoS attack protection, announced financial results for its second quarter ended September 30, 2026.

Remarks by Anil Singhal, NETSCOUT’s President & Chief Executive Officer:

“Our second-quarter results were consistent with our expectations, and our first half performance keeps us on track for fiscal year 2027. As anticipated, government-related orders that benefited the first quarter shaped our second quarter comparison. Our continued focus on cost discipline drove operating margin expansion from the prior year, and we repurchased approximately $77 million of common stock during the quarter, reflecting our commitment to shareholder returns. We are reaffirming our full-year outlook as we continue to execute on our strategy to drive revenue growth, expand margins, and generate solid free cash flow.

“At our ENGAGE Annual User and Technology Summit in October, we showcased our newest solutions and capabilities to an enthusiastic audience of more than 400 customers and partners. These solutions extend our Scalable DPI derived, AI-Ready Smart Data into AIOps and agentic workflows. Our customers are in the early phases of their AI journey, and we view this as a multi-year opportunity rather than a near-term cycle. As their investment matures, NETSCOUT’s role as a trusted data source for network observability, AI, and cybersecurity, positions us to expand within our installed base, capture new opportunities, and drive long-term growth.”

Second Quarter Financial Results: FY2027 compared with FY2026

▪
Total revenue grew 1.4% to $222.2 million, compared with $219.0 million.
o
Product revenue decreased 5.1% to $89.9 million, or 40% of total revenue, compared with $94.7 million, or 43%. As of September 30, 2026, total product backlog was $20.9 million, including $15.4 million of fulfillable backlog, compared with $39.8 million and $27.7 million, respectively.
o
Service revenue increased 6.4% to $132.3 million, or 60% of total revenue, compared with $124.3 million, or 57%.
▪
GAAP income from operations was $37.6 million, or 16.9% of total revenue, compared with $32.5 million, or 14.8% of total revenue.
▪
Non-GAAP income from operations was $62.9 million, or 28.3% of total revenue, compared with $58.1 million, or 26.5%.
▪
GAAP net income was $34.4 million, or $0.47 per diluted share, compared with $25.8 million, or $0.35 per diluted share.
▪
Non-GAAP net income was $52.8 million, or $0.71 per diluted share, compared with $45.1 million, or
$0.62 per diluted share.
▪
Adjusted EBITDA was $66.5 million, or 29.9 % of total revenue, compared with $60.7 million, or 27.7%.

▪
A reconciliation of GAAP and non-GAAP results is included in the financial tables below.

During the second quarter, NETSCOUT repurchased 2.0 million shares of its common stock for approximately $77 million. As of September 30, 2026, cash, cash equivalents, and short and long-term marketable securities totaled $571.3 million, compared with $705.1 million as of March 31, 2026. As of September 30, 2026, the Company had no debt outstanding under its $600 million revolving credit facility, which expires in October 2029.

First-Half Financial Results: FY2027 compared with FY2026

▪
Total revenue increased 6.6% to $432.6 million, compared with $405.8 million.
o
Product revenue increased 4.9% to $175.9 million, or 41% of total revenue, compared with $167.7 million, or 41%.
o
Service revenue increased 7.8% to $256.7 million, or 59% of total revenue, compared with $238.1 million, or 59%.
▪
GAAP income from operations was $52.1 million, or 12.0% of total revenue, compared with
$25.9 million, or 6.4% of total revenue.
▪
Non-GAAP income from operations was $106.6 million, or 24.6% of total revenue, compared with
$84.6 million, or 20.9%.
▪
GAAP net income was $56.2 million, or $0.76 per diluted share, compared with $22.1 million, or $0.30 per diluted share.
▪
Non-GAAP net income was $91.3 million, or $1.23 per diluted share, compared with $69.8 million, or
$0.95 per diluted share.
▪
Adjusted EBITDA was $113.4 million, or 26.2 % of total revenue, compared with $90.0 million, or 22.2%.

A reconciliation of GAAP and non-GAAP results is included in the financial tables below.

Financial Outlook

For fiscal year 2027, NETSCOUT is reaffirming its outlook, reflecting anticipated continued growth and margin expansion:

▪
Revenue to range from $885.0 million to $915.0 million, implying 4.7% year-over-year growth at the midpoint;
▪
GAAP net income per diluted share to range from $1.55 to $1.70; and
▪
Non-GAAP net income per diluted share to range from $2.65 to $2.80, implying 9.9% year-over-year growth at the midpoint.
▪
A reconciliation between GAAP and non-GAAP fiscal year 2027 outlook is in the financial tables below.

Recent Developments and Highlights

▪
October: Released NETSCOUT’s “Distributed Denial-of-Service (DDoS) Threat Intelligence Report, Issue 17: Findings from H1 2026,” revealing a significant shift in how attacks are launched and sourced with growth in three areas: the volume of traffic that must be inspected, the number of places where mitigation must be deployed, and the share of attacks that disrupt service without ever saturating a link.
▪
October: Hosted highly successful ENGAGE 2026 attended by over 400 customers and partners from more than 30 countries. The annual technology and user summit focused on advances in AI-Ready Smart Data solutions, enabling customers to approach AI more strategically in their network and decision making.
▪
September: Unveiled nGenius Copilot, an AI-powered conversational extension to nGeniusONE® that provides intuitive access to NETSCOUT’s AI-Ready Smart Data, giving more users easier and faster ways to investigate service disruptions and assess business impact.
▪
September: Launched MCP connectivity for its Omnis AI Insights solution to provide AI assistants and agents on-demand access to AI-Ready Smart Data, NETSCOUT’s real-time operational evidence to deliver the trusted context they need to support more accurate and informed decisions.
▪
September: Expanded the data platform to provide the trusted operational context required to build the foundation for enterprise AI that can transform AI-driven network operations by dramatically improving MTTK and controls costs by reducing AI token consumption.
▪
August: Enhanced Arbor Edge Defense (AED) solution that helps enterprises safeguard essential services by maintaining the availability of revenue-generating and mission-critical applications against sophisticated DDoS attacks that evade or bypass content delivery network (CDN) DDoS defenses.
▪
August: Extended Adaptive DDoS Protection (ADP) solution enabling service providers to automatically detect and mitigate outbound DDoS attack traffic, helping operators prevent compromised subscriber devices from disrupting their own networks, consuming costly capacity and attacking customers and organizations across the internet.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its second quarter financial results and full fiscal year 2027 financial outlook:

▪
November 5, 2026 at 8:30 a.m. ET
▪
Webcast live at https://ir.netscout.com/investors/overview/default.aspx
▪
Dial-in to (800) 267-6316, or (203) 518-9783 for international callers, code NTCTQ227.
▪
To access a replay, call (800) 839-3616, or (402) 220-2974 internationally, available today after 12:00 p.m. ET for approximately one week or listen on NETSCOUT’s website for one year.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States (GAAP), NETSCOUT also reports the following non-GAAP measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, and adjusted EBITDA. Non-GAAP gross profit removes expenses related to the amortization of acquired intangible assets and share-based compensation expense from gross profit (GAAP). Non-GAAP income from operations includes the aforementioned adjustments related to non-GAAP gross profit and also removes executive transition costs, and restructuring charges from income from operations (GAAP). Non-GAAP operating margin is non-GAAP income from operations expressed as a percentage of revenue. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations and also removes the income tax effects of such adjustments from net income (GAAP). Non-GAAP net income per diluted share is non-GAAP net income divided by total outstanding shares on a diluted basis. Adjusted EBITDA includes the aforementioned adjustments related to non-GAAP net income and also removes interest and other expense, income tax expense, and depreciation and amortization from net income (GAAP). Beginning in the third quarter of fiscal year 2026, we have renamed non-GAAP EBITDA from operations to adjusted EBITDA. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release. Beginning with the three months ended September 30, 2026, we revised our definitions of non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, and adjusted EBITDA to no longer adjust for acquisition-related depreciation expense, as such amounts are not currently material. We may adjust for acquisition-related depreciation expense in future periods if such amounts become material. The change does not impact our financial position, cash flows, or GAAP consolidated results of operations. Prior-period non-GAAP financial measures presented have been recast to conform to the current presentation.

These non-GAAP measures are not prepared in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (gross profit, income from operations, operating margin, net income, and net income per diluted share), and may have limitations because they do not reflect all NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP. NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) protects the connected world from cyberattacks and performance and availability disruptions through its unique visibility platform and solutions powered by its pioneering deep packet inspection at scale technology. As a leading provider of network observability, AIOps, carrier service assurance, cybersecurity, and Distributed Denial-of-Service (DDoS) attack protection solutions, NETSCOUT serves the world’s largest enterprises, service providers, and public sector organizations. Learn more at www.netscout.com or follow @NETSCOUT on LinkedIn, X, or Facebook.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Examples of forward-looking statements include statements regarding our future financial performance or position, liquidity, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may,” “will,” “anticipate,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek,” or other comparable terms. Investors are cautioned that such forward-looking statements in this press release include, without limitation, statements regarding NETSCOUT continuing to execute on its strategy to drive revenue growth, margin expansion, and solid free cash flow; NETSCOUT’s expectations regarding AI-related market opportunities and its ability to expand within its installed base, capture new opportunities and drive long-term growth; NETSCOUT’s financial outlook and expectations; NETSCOUT’s strategic objectives, plans, commitments, aspirations and goals. Actual results could differ materially from those indicated in the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors, including macroeconomic factors and slowdowns or downturns in economic conditions generally and in the market for advanced networks, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than the Company has, and their strategic response to the Company’s products; the Company’s ability to retain key executives and employees; potential lower than expected demand for the Company’s products and services; and the Company’s ability to recognize the expected gain from its acquisition of the assets of DigiCert, Inc.’s DDoS protection business. The risks included above are not exhaustive. For a more detailed description of the risk factors associated with the Company, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the Securities and Exchange Commission, including but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking information in this press release is as of the date of this press release, and NETSCOUT undertakes no obligation to update such information unless required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. NETSCOUT’s financial guidance is based on estimates and assumptions that are subject to significant uncertainties.

©2026 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

Investor Contact	Media Contact
Scott Dressel, VP, Corporate Finance	Chris Lucas, AVP, Marketing & Corporate Communications
978-614-4000, IR@netscout.com	978-614-4124, Chris.Lucas@netscout.com

NETSCOUT SYSTEMS, INC.

Condensed Consolidated Statements of Operations

(In thousands, except for per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue:
Product	$89,875	$94,712	$175,881	$167,705
Service	132,310	124,305	256,727	238,059
Total revenue	$222,185	$219,017	$432,608	$405,764
Cost of revenue:
Product	11,137	11,597	20,809	23,522
Service	34,398	32,013	69,216	63,510
Total cost of revenue	$45,535	$43,610	$90,025	$87,032
Gross profit	$176,650	$175,407	$342,583	$318,732
Operating expenses:
Research and development	38,968	40,269	81,322	80,058
Sales and marketing	64,776	64,925	137,526	135,520
General and administrative	24,692	26,261	50,408	54,118
Amortization of acquired intangible assets	10,596	11,162	21,206	22,281
Restructuring charges	26	304	51	833
Total operating expenses	$139,058	$142,921	$290,513	$292,810
Income from operations	37,592	32,486	52,070	25,922
Interest and other income (expense), net	3,084	(1,104)	7,564	2,632
Income before income tax expense	$40,676	$31,382	$59,634	$28,554
Income tax expense	6,294	5,554	3,417	6,405
Net income	$34,382	$25,828	$56,217	$22,149

Basic net income per share	$0.48	$0.36	$0.78	$0.31
Net income per diluted share	$0.47	$0.35	$0.76	$0.30
Weighted average common shares outstanding used in computing:
Net income per share - basic	72,096	72,077	71,955	71,904
Net income per share - diluted	73,937	72,917	74,234	73,130

NETSCOUT SYSTEMS, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	March 31,
	2026	2026
Assets
Current assets:
Cash, cash equivalents and marketable securities	$516,723	$667,957
Accounts receivable and unbilled costs, net	137,314	151,473
Inventories and deferred costs	30,004	13,321
Prepaid expenses and other current assets	45,766	35,131
Total current assets	$729,807	$867,882
Fixed assets, net	27,269	23,558
Operating lease right-of-use assets	32,263	35,553
Goodwill and intangible assets, net	1,311,756	1,284,887
Long-term marketable securities	54,549	37,188
Other assets	120,284	105,449
Total assets	$2,275,928	$2,354,517
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	23,515	23,492
Accrued compensation	66,240	84,515
Accrued other	16,106	21,667
Deferred revenue and customer deposits	306,108	330,601
Current portion of operating lease liabilities	10,764	9,874
Total current liabilities	$422,733	$470,149
Other long-term liabilities	6,302	6,568
Deferred tax liability	2,194	2,225
Accrued long-term retirement benefits	27,865	28,336
Long-term deferred revenue and customer deposits	154,568	168,261
Operating lease liabilities, net of current portion	25,277	29,718
Total liabilities	$638,939	$705,257
Stockholders' equity:
Common stock	139	136
Additional paid-in capital	3,362,375	3,325,400
Accumulated other comprehensive income	3,193	4,032
Treasury stock, at cost	(1,836,023)	(1,731,396)
Retained earnings	107,305	51,088
Total stockholders' equity	$1,636,989	$1,649,260
Total liabilities and stockholders' equity	$2,275,928	$2,354,517

NETSCOUT SYSTEMS, INC.

Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures

(In thousands, except for per share data)

(Unaudited)

	Three Months Ended		Three Months Ended	Six Months Ended
	September 30,		June 30,	September 30,
	2026	2025	2026	2026	2025

Revenue	$222,185	$219,017	$210,423	$432,608	$405,764

Gross profit (GAAP)	$176,650	$175,407	$165,933	$342,583	$318,732
Share-based compensation expense (1)	2,297	2,227	3,117	5,416	5,387
Amortization of acquired intangible assets (2)	777	551	642	1,419	1,101
Non-GAAP gross profit	$179,724	$178,185	$169,692	$349,418	$325,220

Income from operations (GAAP)	$37,592	$32,486	$14,477	$52,070	$25,922
GAAP operating margin	16.9%	14.8%	6.9%	12.0%	6.4%
Share-based compensation expense (1)	13,865	13,557	17,965	31,830	33,516
Amortization of acquired intangible assets (2)	11,373	11,713	11,252	22,625	23,382
Restructuring charges	26	304	25	51	833
Executive transition costs (3)	—	—	—	—	959
Non-GAAP income from operations	$62,856	$58,060	$43,719	$106,576	$84,612
Non-GAAP operating margin	28.3%	26.5%	20.8%	24.6%	20.9%

Net income (GAAP)	$34,382	$25,828	$21,835	$56,217	$22,149
Share-based compensation expense (1)	13,865	13,557	17,965	31,830	33,516
Amortization of acquired intangible assets (2)	11,373	11,713	11,252	22,625	23,382
Restructuring charges	26	304	25	51	833
Executive transition costs (3)	—	—	—	—	959
Income tax adjustments (4)	(6,894)	(6,336)	(12,517)	(19,411)	(11,048)
Non-GAAP net income	$52,752	$45,066	$38,560	$91,312	$69,791

Net income per share - diluted (GAAP)	$0.47	$0.35	$0.29	$0.76	$0.30
Share impact of non-GAAP adjustments identified above	0.24	0.27	0.23	0.47	0.65
Non-GAAP net income per share - diluted	$0.71	$0.62	$0.52	$1.23	$0.95

Shares used in computing non-GAAP net income per share - diluted	73,937	72,917	74,597	74,234	73,130

NETSCOUT SYSTEMS, INC.

Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued

(In thousands)

(Unaudited)

		Three Months Ended		Three Months Ended	Six Months Ended
		September 30,		June 30,	September 30,
		2026	2025	2026	2026	2025
(1)	Share-based compensation expense included in these amounts is as follows:
	Cost of product revenue	$289	$297	$403	$693	$710
	Cost of service revenue	2,008	1,930	2,714	4,723	4,677
	Research and development	3,864	3,990	5,310	9,173	9,522
	Sales and marketing	4,712	4,672	6,242	10,953	11,562
	General and administrative	2,992	2,668	3,296	6,288	7,045
	Total share-based compensation expense	$13,865	$13,557	$17,965	$31,830	$33,516

(2)	Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
	Cost of product revenue	$372	$551	$372	$744	$1,101
	Cost of service revenue	405	—	270	675	—
	Operating expenses	10,596	11,162	10,610	21,206	22,281
	Total amortization expense	$11,373	$11,713	$11,252	$22,625	$23,382

(3)	Executive transition costs included in these amounts is as follows:
	General and administrative	$—	$—	$—	$—	$959
	Total executive transition costs	$—	$—	$—	$—	$959

(4)	Total income tax adjustment included in this amount is as follows:
	Tax effect of non-GAAP adjustments above	$(6,894)	$(6,336)	$(12,517)	$(19,411)	$(11,048)
	Total income tax adjustments	$(6,894)	$(6,336)	$(12,517)	$(19,411)	$(11,048)

NETSCOUT SYSTEMS, INC.

Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures -

Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Three Months Ended	Six Months Ended
	September 30,		June 30,	September 30,
	2026	2025	2026	2026	2025

Net income (GAAP)	$34,382	$25,828	$21,835	$56,217	$22,149
Net income (GAAP) as a % of revenue	15.5%	11.8%	10.4%	13.0%	5.5%
Share-based compensation expense (1)	13,865	13,557	17,965	31,830	33,516
Amortization of acquired intangible assets (2)	11,373	11,713	11,252	22,625	23,382
Restructuring charges	26	304	25	51	833
Executive transition costs (3)	—	—	—	—	959
Income tax adjustments (4)	(6,894)	(6,336)	(12,517)	(19,411)	(11,048)
Net income non-GAAP	$52,752	$45,066	$38,560	$91,312	$69,791
Interest and other (income) expense, net GAAP	(3,084)	1,104	(4,481)	(7,564)	(2,632)
Depreciation and amortization excluding amortization of acquired intangible assets	3,655	2,641	3,186	6,841	5,429
Income tax expense non-GAAP	13,188	11,890	9,640	22,828	17,453
Adjusted EBITDA	$66,511	$60,701	$46,905	$113,417	$90,041

Adjusted EBITDA as a % of revenue	29.9%	27.7%	22.3%	26.2%	22.2%

NETSCOUT SYSTEMS, INC.

Reconciliation of GAAP Financial Outlook to Non-GAAP Financial Outlook

(Unaudited)

(In millions, except net income per share - diluted)

	FY'26	FY'27
Revenue	$859.5	~$885 million to ~$915 million

	FY'26	FY'27
GAAP net income	$95.5	~$115 million to ~$126 million
Amortization of intangible assets	46.8	~$46 million
Share-based compensation expenses	59.9	~$55 million
Business development & integration expenses	—	~Less than $1 million
Restructuring charges	0.9	—
Executive transition costs	1.0	—
Total adjustments	$108.6	~$102 million
Related impact of adjustments on income tax	(22.1)	(~$20 million)
Non-GAAP net income	$182.0	~$197 million to ~$208 million

GAAP net income per share - diluted	$1.30	~$1.55 to ~$1.70
Non-GAAP net income per share - diluted	$2.48	~$2.65 to ~$2.80

Average weighted shares outstanding (diluted GAAP)	73.4	~74 million to ~75 million
Average weighted shares outstanding (diluted non-GAAP)	73.4	~74 million to ~75 million

**Figures in table may not total due to rounding